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                                                                    EXHIBIT 23.1

[LOGO FOR:
RYDER SCOTT COMPANY
PETROLEUM ENGINEERS]                                          FAX (713) 651-0849

1100 LOUISIANA  SUITE 3800  HOUSTON, TEXAS 77002-5218   TELEPHONE (713) 651-9191


                                          March 29, 1995



Dominion Resources Black Warrior Trust
NationsBank Center
901 Main Street, 12th Floor
Dallas, Texas 75202

Gentlemen:

           In connection with the filing of the Annual Report on Form 10K for the year ended December 31, 1994 for Dominion Resources Black Warrior Trust (the "Trust"), we delivered a report dated March 29, 1995 with respect to an estimate of the net proved reserves, future production, and income attributable to certain royalty interests of the Trust, as of January 1, 1995.

           We understand that you intend that our report be incorporated by reference in and filed as an exhibit to such Annual Report and any amendments thereto, and we hereby consent to such use. We also consent to the references in the Annual Report to our firm and to the information provided therein.

                                       Very truly yours,


                                       /s/ RYDER SCOTT COMPANY

                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS


LPC/sw



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